UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2010

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2010, City National Corporation (the “Corporation”) and City National Bank (the “Bank” and collectively with the Corporation, the “Company”) renewed the Company’s Employment Agreement (the “Renewal Agreement”) with Russell Goldsmith, Chief Executive Officer and President of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank.  Russell Goldsmith’s existing Employment Agreement (the “Prior Agreement”) was scheduled to expire on July 15, 2010.

The Renewal Agreement continues Mr. Goldsmith’s employment on the same material terms as the Prior Agreement except as set forth below:

•                  Term:  Four years commencing July 16, 2010; Prior Agreement terminates on commencement of the Renewal Agreement.

•                  Annual Base Salary:  $980,000.  Annual base salary under the Prior Agreement was $978,528.

•                  Annual Bonus.  Calculated similarly to the Prior Agreement with a “Target Bonus Percentage” of annual base salary set each year and scaled up to a maximum of 200% of Target Bonus Percentage and scaled down to a threshold of 15% of Target Bonus Percentage, depending on whether plan goals are achieved.  The Target Bonus Percentage continues at 155% for 2010 (as under the Prior Agreement) and increases to 175% for subsequent years.

•                  Annual Stock Award Value.  Consistent with the Prior Agreement except that future annual awards will range between 100% of the targeted stock award value if 60% or more of the annual bonus plan goal is achieved and scale down to zero, if less than 40% of the annual bonus plan goal is achieved.  The target annual stock award value is $2,640,000 assuming performance at 60% or more of annual bonus plan goals.  His annual stock award under the Prior Agreement was $2,350,000 and was not subject to any performance conditions.

•                  Performance Stock Options.  Consistent with the Prior Agreement, with annual stock option award grants based on three-year total shareholder return (“TSR”) relative to peer banks.  Maximum award based on 90th percentile TSR continues at $1,200,000 for 2010 and increases to $1,350,000 for the remainder of the term of the Renewal Agreement.

•                  Clawback:  Added to provide for recoupment of annual bonus and equity-based awards to the extent of any excess compensation resulting from materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•                  Supplemental Executive Retirement Plan:  Continues plan currently in place through the remainder of the term of the Renewal Agreement and clarifies calculation of Annual Bonus for 2009 for purposes of plan.

•                  Change of Control:  Revised to remove golden parachute excise tax gross-up and to remove ability to terminate voluntarily during the 13th month following a change of control.  Severance provisions revised to remove additional pension credit, to base calculations on target bonus levels (as opposed to highest actual), and to provide double-trigger vesting of equity awards (with options continuing for remainder of term).

•                  Termination without Cause:  Same as Prior Agreement except severance provisions revised to remove additional pension credit, to base calculations on target bonus level (as opposed to highest actual), and to provide vesting of equity awards.

•                  Termination Following Expiration of the Term:  Removal of provision entitling Mr. Goldsmith to three-year severance benefit on non-renewal by the Company.  Continues one-year severance benefit on termination following completion of the term of the Renewal Agreement and provides retirement treatment for all outstanding equity awards at that time.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is furnished herewith as Exhibit 10.49.

Item 9.01                     Financial Statements and Exhibits.

10.49   Amended and Restated Employment Agreement between the Company and Russell Goldsmith, dated June 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

June 29, 2010	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
General Counsel & Corporate Secretary